                                                                HEI Exhibit 99.2
                                                                ----------------



                  EIGHTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                     FIDELITY MANAGEMENT TRUST COMPANY AND
                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

     THIS EIGHTH AMENDMENT TO TRUST AGREEMENT, is made and entered into February 27, 1998, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. (the "Sponsor");

                                  WITNESSETH:

     WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated November 28, 1988, and amended December 22, 1989, January 1, 1994, March 15, 1994, February 1, 1996, April 1, 1996, April 1, 1997 and June
13, 1997 (the "Trust Agreement") for the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor wish to further amend said Trust Agreement as provided in Section 13 thereunder; and

     WHEREAS, on February 27, 1998, the Sponsor wishes to add as an investment option under the Plan, the Fidelity U.S. Bond Index Fund; and

     WHEREAS, on July 1, 1998, the Sponsor wishes to remove as an investment option under the Plan, the Fidelity International Bond Fund; and

     WHEREAS, the Sponsor now desires, and hereby directs the Trustee, in accordance with Sections 4(b) and 7(c), to liquidate all participant balances held in Fidelity International Bond Fund on July 1, 1998, and to invest the proceeds in the ASB Money Market Account until such time as the affected participants direct that the proceeds be invested in other investment options offered under the Plan. The parties hereto agree that the Trustee shall have no discretionary authority with respect to this sale and transfer directed by the Sponsor. Any variation from the procedure described herein may be instituted only at the express written direction of the Sponsor; and

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

     (1)  Amending and restating Schedules "A" and "C" as attached.

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eighth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC.    FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,    COMPANY
INC. PENSION INVESTMENT COMMITTEE


By /s/ Robert F. Mougeot  2/23/98    By /s/ Cheryl L. Gladstone  3/4/98
   ---------------------  -------       -----------------------  ------
  Robert F. Mougeot       Date          Vice President           Date
  Chairman


By /s/ Constance H. Lau  2/20/98
   --------------------  -------
  Constance H. Lau        Date
  Secretary and Member

                                  SCHEDULE "A"

                            ADMINISTRATIVE SERVICES
                            -----------------------

Administration
--------------

     * Establishment and maintenance of Participant account and election percentages.

     * Maintenance of the following plan investment options:

            - Fidelity Retirement Money Market Portfolio
            - ASB Money Market Account
            - HEI Common Stock Fund
            - Fidelity Puritan Fund
            - Fidelity Magellan Fund
            - Fidelity Overseas Fund
            - Fidelity International Bond Fund (formerly known as Fidelity
              Global Bond Fund)(to 6/30/98)
            - Fidelity Freedom 2000 Fund
            - Fidelity Freedom 2010 Fund
            - Fidelity Freedom 2020 Fund
            - Fidelity Freedom 2030 Fund
            - Fidelity Freedom Income Fund
            - Spartan U.S. Equity Index Fund (formerly known as Fidelity U.S.
              Equity Index Portfolio)
            - MAS Value Portfolio
            - Neuberger & Berman Partners Trust
            - PBHG Emerging Growth Fund
            - Fidelity U.S. Bond Index Fund

     * Maintenance of the following money classifications:

            - Salary Reduction
            - Participant Voluntary
            - Rollover
            - HEI Diversified Plan
            - Employer ASB
            - Employer Supplemental
            - IRA
            - Voluntary HEISOP
            - Employer HEISOP

     * Processing of investment option trades.

     The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing
----------

     * Weekly processing of contribution data and contributions
     * Processing of transfers and changes of future allocations via the telephone exchange system
     * Daily processing of withdrawals


Other
-----

     * Monthly trial balance
     * Quarterly administrative reports
     * Quarterly participant statements
     * 1099Rs and W-2Ps
     * Participant Loans
     * Periodic meetings with Sponsor
     * Educational services as needed and mutually agreed upon by the Trustee and the Sponsor.


HAWAIIAN ELECTRIC INDUSTRIES, INC.      FIDELITY MANAGEMENT TRUST
BY:  HAWAIIAN ELECTRIC INDUSTRIES,      COMPANY
INC. PENSION INVESTMENT COMMITTEE


By /s/ Robert F. Mougeot      2/23/98   By /s/ Cheryl L. Gladstone   3/4/98
   ---------------------      -------   --------------------------   ------
     Robert F. Mougeot        Date      Vice President               Date
     Chairman

By /s/ Constance H. Lau       2/20/98
   ---------------------      -------
     Constance H. Lau         Date
     Secretary and Member

                                  SCHEDULE "C"

                               INVESTMENT OPTIONS
                               ------------------


     In accordance with Section 4(b), the Named Fiduciary hereby directs the Trustee that participants' individual accounts may be invested in the following investment options:

     - Fidelity Retirement Money Market Portfolio
     - ASB Money Market Account
     - HEI Common Stock Fund
     - Fidelity Puritan Fund
     - Fidelity Magellan Fund
     - Fidelity Overseas Fund
     - Fidelity International Bond Fund (formerly known as Fidelity Global Bond
       Fund) (to 6/30/98)
     - Fidelity Freedom 2000 Fund
     - Fidelity Freedom 2010 Fund
     - Fidelity Freedom 2020 Fund
     - Fidelity Freedom 2030 Fund
     - Fidelity Freedom Income Fund
     - Spartan U.S. Equity Index Fund (formerly known as Fidelity U.S.
       Equity Index Portfolio)
     - MAS Value Portfolio
     - Neuberger & Berman Partners Trust
     - PBHG Emerging Growth Fund
     - Fidelity U.S. Bond Index Fund

     The investment option referred to in Section 4(c) and Section 4(d)(v)(B)(5) shall be the ASB Money Market Account.


HAWAIIAN ELECTRIC INDUSTRIES, INC.
BY:  HAWAIIAN ELECTRIC INDUSTRIES,
INC. PENSION INVESTMENT COMMITTEE


By /s/ Robert F. Mougeot  2/23/98
   ---------------------  -------
  Robert F. Mougeot       Date
  Chairman

By /s/ Constance H. Lau  2/20/98
   --------------------  -------
  Constance H. Lau       Date
  Secretary and Member